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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2004

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-33189	88-0454792
(Commission File No.)	(IRS Employer ID)

101 Convention Center
Suite 700
Las Vegas, Nevada 89109
 (Address of principal executive offices and Zip Code)

(800) 430-4034
(Registrant's telephone number, including area code)

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ITEM 1.       CHANGES IN CONTROL OF REGISTRANT

On January 29, 2004, pursuant to the terms of a Stock Purchase Agreement, Hugh Grenfal, Jr. and Andrei Stytsenko transferred 68,999,999 shares of common stock which they owned to Brent Jardine in consideration of $50,000.00. The foregoing 68,999,999 shares of common stock constituted all of the shares owned by Messrs. Grenfal and Stytsenko. After the foregoing transaction, there were 79,267,407 shares outstanding and the following persons own 5% or more of the total outstanding shares of the Company.

Brent Jardine	87.05%

Thereafter, Mr. Jardine and the Company announced Mr. Jardine's intention to return 44,000,000 shares of common stock to the Company for cancellation leaving him owning 24,999,999 shares of common stock. After the foregoing transaction, there will be 35,267,407 shares outstanding and the following persons will own 5% or more of the total outstanding shares of the Company.

Brent Jardine	70.89%

Hugh Grenfal, Jr. resigned as president, chief executive officer, treasurer and chief financial officer. Brent Jardine was appointed by the board of directors to replace Mr. Grenfal in those capacities. Also, Andrei Stytsenko resigned as secretary and Tim Hipsher was appointed to replace Mr. Stytsenko

Further, subject to filing and mailing of the information required by section 14(f) of the Securities Exchange Act of 1934 and waiting the ten (10) day period mandated thereunder, Hugh Grenfal, Jr. and Andrei Stytsenko will resign as directors of the Company and Brent Jardine and Tim Hipsher will be appointed to the board of directors to replace Messrs. Grenfal and Stytsenko.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

99.1	Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 9, 2004
ABERDENE MINES LIMITED
BY:	/s/ Brent Jardine
Brent Jardine, President, Chief Executive Officer, Treasurer and Chief Financial Officer